N   E   W   S        R   E   L   E   A   S   E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL REPORTS BETTER THAN EXPECTED
RESULTS FOR THE SECOND QUARTER OF FISCAL YEAR 2005

Fiscal Second Quarter 2005 Highlights:

  Earnings of $0.13 per diluted share from continuing operations
  Consolidated same-day sales growth of 8.5%
    Physician Business net same-day sales growth of 8.5%
    Elder Care Business net same-day sales growth of 8.4%
  Consolidated cash flow from operations of $12.2 million
  Company raises GAAP EPS goal for FY2005 to $0.53 - $0.57 per diluted share

Jacksonville, Florida (October 27, 2004) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today its results for the second quarter and six months of fiscal year 2005, ended October 1, 2004.

        David A. Smith, President and Chief Executive Officer, commented, “We are pleased to report better than expected results for the second quarter of fiscal year 2005. Two major events impacted our customers and our company – the unprecedented hurricane activity and the U.S. influenza vaccine shortfall. While both events negatively impacted the Company’s revenue and profits, margin and efficiency gains from process and systems improvements have offset these impacts for the second quarter.

        “We have been responsive and helpful to the Centers for Disease Control and Prevention (“CDC”) and our customers as they work through the influenza vaccine shortfall. To help combat the shortfall for our customers who pre-booked with us, we expect to receive a small allotment of influenza vaccine from Aventis Pasteur (“Aventis”), which will be priced and allocated based on criteria set by the CDC and Aventis for priority patients. We are also very proud of our people who assisted our customers in their recovery efforts from damages associated with the recent four major hurricanes.

        “Our supply chain and operational efficiency programs are delivering material expense reductions and improved margins. Based on the traction of these programs, we are raising our fiscal year 2005 GAAP earnings per share goal to $0.53 — $0.57 per diluted share,” concluded Mr. Smith.

        Net sales for the three months ended October 1, 2004, were $364.2 million, an increase of 5.3%, compared to net sales of $346.0 million for the three months ended October 3, 2003. Net same-day sales increased by 8.5% for the three months ended October 1, 2004, including same-day sales increases of 8.5% and 8.4% for the Physician Business and the Elder Care Business, respectively. The Company’s Physician Business did not record any sales of influenza vaccine in its second quarter of fiscal year 2005 due to unavailability of the vaccine. The Company noted that it had two fewer sales days in the second quarter of fiscal year 2005 compared to the second quarter of fiscal year 2004. Income from continuing operations and net income for the three months ended October 1, 2004, was $8.8 million, or $0.13 per diluted share, compared to income from continuing operations and net income for the three months ended October 3, 2003, of $8.3 million and $8.0 million, respectively, or $0.12 per diluted share.

        Net sales for the six months ended October 1, 2004, were $694.6 million, an increase of 6.1%, compared to net sales of $654.8 million for the six months ended October 3, 2003. Net same-day sales increased by 10.3% for the six months ended October 1, 2004, including same-day sales increases of 11.9% and 7.3% for the Physician Business and the Elder Care Business, respectively. The Company’s Physician Business did not record any sales of influenza vaccine in the six month period ended October 1, 2004, due to unavailability of the vaccine. The Company noted that it had five fewer sales days in the first half of fiscal year 2005 compared to the first half of fiscal year 2004. Income from continuing operations for the six months ended October 1, 2004, increased by 14.0% to $14.7 million, or an increase of 15.8% to $0.22 per diluted share, compared to income from continuing operations for the six months ended October 3, 2003, of $12.9 million, or $0.19 per diluted share. Net income for the six months ended October 1, 2004, was $13.0 million, or $0.20 per diluted share, compared to net income for the six months ended October 3, 2003, of $12.6 million, or $0.19 per diluted share.

        The Company also noted that its Physician Business recommenced a strategy to acquire assets and businesses that can be “folded-in” to its core sales and operations infrastructure. During the second quarter of fiscal year 2005, the Physician Business completed the acquisition of the Atlantic Sales & Service business, a Richmond, Virginia-based distributor with approximately $4 million in annualized revenue and four sales representatives serving the office-based physician market.

        David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Although we will continue to feel the impacts of the summer hurricanes and influenza vaccine shortfall on our top line, both our businesses are seeing operating margin increases as the result of more efficient purchasing, warehousing, and delivery of our products. Also, another strong quarter of operating cash flow continued to strengthen our financial position and fund the execution of our business plan.”

        A listen-only simulcast and 90-day replay of PSS World Medical’s fiscal second quarter 2005 conference call can be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “investor events,” or www.fulldisclosure.com on October 28, 2004, beginning at 8:30 a.m. Eastern time.

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal year 2005; the expected operational cash flow in fiscal year 2005; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; timing of and results of expected flu vaccine sales during fiscal year 2005; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal year 2005, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; the success of the Company's efforts to integrate acquired companies and realize expected revenue and cost synergies; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Operations
(In millions, except share data)

	Three Months Ended		Six Months Ended
	Oct. 1, 2004	Oct. 3, 2003	Oct. 1, 2004	Oct. 3, 2003
Net sales	$364.2	$346.0	$694.6	$654.8
Cost of goods sold	258.9	247.9	493.5	468.9

Gross profit	105.3	98.1	201.1	185.9
General and administrative expenses	64.3	60.3	125.2	119.7
Selling expenses	24.6	24.1	48.1	45.7

Income from operations	16.4	13.7	27.8	20.5

Other (expense) income:
Interest expense	(1.8)	(1.3)	(3.8)	(2.5)
Interest and investment income	0.1	0.2	0.2	0.2
Other income	0.2	1.1	0.6	3.2

	(1.5)	0.0	(3.0)	0.9

Income from continuing operations before
provision for income taxes	14.9	13.7	24.8	21.4
Provision for income taxes	6.1	5.4	10.1	8.5

Income from continuing operations	8.8	8.3	14.7	12.9

Loss on disposal of discontinued operations
(net of income tax benefits of $0.0, $0.2,
$1.0 and $0.2, respectively)	--	(0.3)	(1.7)	(0.3)

Net income	$8.8	$8.0	$13.0	$12.6

Earnings (loss) per share - Basic:
Income from continuing operations	$0.14	$0.12	$0.23	$0.19
Loss on disposal of discontinued operations	--	0.00	(0.03)	0.00

Net income	$0.14	$0.12	$0.20	$0.19

Earnings (loss) per share - Diluted:
Income from continuing operations	$0.13	$0.12	$0.22	$0.19
Loss on disposal of discontinued operations	--	0.00	(0.02)	0.00

Net income	$0.13	$0.12	$0.20	$0.19

Weighted average shares (in thousands):
Basic	64,358	66,984	64,605	67,316
Diluted	65,267	67,722	65,655	67,864

PSS WORLD MEDICAL, INC.
Consolidated Balance Sheets
(In millions, except per share and share data)

	Oct. 1, 2004	April 2, 2004
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$45.6	$58.9
Accounts receivable, net	197.4	188.4
Inventories	113.4	99.9
Deferred tax assets	33.3	40.8
Prepaid expenses and other	10.0	8.7

Total current assets	399.7	396.7

Property and equipment, net	73.4	69.6
Other Assets:
Goodwill	71.6	69.9
Intangibles, net	12.8	11.3
Deferred tax assets	6.2	6.5
Other	34.6	32.8

Total assets	$598.3	$586.8

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$105.6	$91.1
Accrued expenses	33.6	33.3
Revolving line of credit	25.0	35.0
Other	13.8	17.0

Total current liabilities	178.0	176.4
Convertible senior notes	150.0	150.0
Other	25.2	21.2

Total liabilities	353.2	347.6

Shareholders' Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $.01 par value; 150,000,000 shares authorized,
64,172,399 and 64,833,453 shares issued and outstanding
at October 1, 2004 and April 2, 2004, respectively	0.6	0.6
Additional paid-in capital	287.1	292.3
Accumulated deficit	(40.6)	(53.6)
Unearned compensation	(2.1)	(0.1)
Accumulated other comprehensive income	0.1	--

Total shareholders' equity	245.1	239.2

Total liabilities and shareholders' equity	$598.3	$586.8

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Six Months Ended
	Oct. 1, 2004	Oct. 3, 2003	Oct. 1, 2004	Oct. 3, 2003

Cash Flows From Operating Activities:
Net income	$8.8	$8.0	$13.0	$12.6
Adjustments to reconcile net income to
net cash provided by (used in) operating activities:
Loss on disposal of discontinued operations	--	0.3	1.7	0.3
Depreciation	3.4	3.2	6.9	6.3
Amortization of intangible assets	0.9	0.6	1.8	1.1
Amortization of debt issuance costs	0.6	0.3	1.1	0.5
Provision for doubtful accounts	1.7	2.1	3.0	3.4
Provision for deferred income taxes	6.1	5.4	10.1	8.5
Noncash compensation expense	0.2	--	0.2	--
Provision for deferred compensation	0.2	0.2	0.5	0.4
Changes in operating assets and liabilities, net of effects
from business combination:
Accounts receivable, net	(16.5)	(27.8)	(12.0)	(30.7)
Inventories	(0.7)	(4.6)	(13.5)	(15.5)
Prepaid expenses and other current assets	3.3	3.7	(1.2)	3.6
Other assets	(2.5)	(3.1)	(3.9)	(4.5)
Accounts payable	0.6	(15.2)	14.5	(2.4)
Accrued expenses and other liabilities	6.1	7.3	3.4	3.4

Net cash provided by (used in) operating activities	12.2	(19.6)	25.6	(13.0)

Cash Flows From Investing Activities:
Capital expenditures	(6.0)	(3.7)	(10.7)	(6.3)
Payments of transaction costs for sale of Imaging Business	(4.4)	(0.4)	(4.8)	(1.4)
Payments for nonsolicitation agreements	(2.9)	--	(2.9)	--
Payments for business combinations	(0.1)	(13.5)	(1.8)	(13.5)
Payments for noncompetition agreements	(0.1)	(0.1)	(0.5)	(0.2)

Net cash used in investing activities	(13.5)	(17.7)	(20.7)	(21.4)

Cash Flows From Financing Activities:
Net (payments) proceeds under revolving line of credit	(10.1)	29.3	(10.0)	28.9
Purchase of treasury shares	(6.9)	--	(9.9)	(5.6)
Proceeds from issuance of common stock	0.8	0.3	1.7	0.3
Proceeds from note receivable	--	1.2	--	1.2

Net cash (used in) provided by financing activities	(16.2)	30.8	(18.2)	24.8

Net decrease in cash and cash equivalents	(17.5)	(6.5)	(13.3)	(9.6)
Cash and cash equivalents, beginning of period	63.1	16.1	58.9	19.2

Cash and cash equivalents, end of period	$45.6	$9.6	$45.6	$9.6

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended		Six Months Ended
	Oct. 1, 2004	Oct. 3, 2003	Oct. 1, 2004	Oct. 3, 2003

Net Sales:
Physician Business	$237.3	$225.3	$454.1	$421.8
Elder Care Business	126.9	120.7	240.5	233.0

	$364.2	$346.0	$694.6	$654.8

Billing Days:	65 days	67 days	127 days	132 days

Net Sales Per Billing Day (in thousands):
Physician Business	$3,651.8	$3,363.4	$3,575.4	$3,195.5
Elder Care Business	1,952.3	1,801.6	1,894.1	1,765.4

	$5,604.1	$5,165.0	$5,469.5	$4,960.9

Income from Operations:
Physician Business	$14.6	$12.2	$26.1	$19.4
Elder Care Business	6.1	5.1	10.5	9.3
Corporate Shared Services	(4.3)	(3.6)	(8.8)	(8.2)

	$16.4	$13.7	$27.8	$20.5

EBITDA (a)	$20.9	$18.6	$37.1	$31.1

Income from continuing operations,
as a percentage of net sales	2.4%	2.4%	2.1%	2.0%

Consolidated Return on Committed Capital
("ROCC") (b)	26.8%	28.2%	23.2%	22.9%

	Annualized
	Oct. 1, 2004	Oct. 3, 2003

DSO (c):
Physician Business	43.3	42.6
Elder Care Business	59.4	53.0
DOH (d):
Physician Business	42.9	39.8
Elder Care Business	32.0	27.9
DIP (e):
Physician Business	40.6	40.8
Elder Care Business	25.2	30.7
Cash Conversion Days (f):
Physician Business	45.6	41.6
Elder Care Business	66.2	50.2

	As of
	Oct. 1, 2004	April 2, 2004

Operational working capital (g)	$205.2	$197.2

Net Debt:
Total debt	$175.0	$185.0
Less: Cash and cash equivalents	(45.6)	(58.9)

Net debt	$129.4	$126.1

PSS WORLD MEDICAL, INC.
Unaudited EBITDA Calculation
(Dollars in millions)

	Three Months Ended			Six Months Ended
	Oct. 1, 2004	Oct. 3, 2003		Oct. 1, 2004	Oct. 3, 2003
Income from continuing operations	$8.8	$8.3		$14.7	$12.9
Plus: Interest expense	1.8	1.3		3.8	2.5
Less: Interest and investment income	(0.1)	(0.2)		(0.2)	(0.2)
Plus: Provision for income taxes	6.1	5.4		10.1	8.5
Plus: Depreciation	3.4	3.2		6.9	6.3
Plus: Amortization of intangible assets	0.9	0.6		1.8	1.1

EBITDA	$20.9	$18.6		$37.1	$31.1

Reconciliation of EBITDA
to Cash Provided by (Used in) Operating Activities:

EBITDA	$20.9	$18.6		$37.1	$31.1

Operating Asset & Liability Changes:
Accounts receivable, net	(16.5)	(27.8)		(12.0)	(30.7)
Inventories	(0.7)	(4.6)		(13.5)	(15.5)
Prepaid expenses and other current	3.3	3.7		(1.2)	3.6
Other assets	(2.5)	(3.1)		(3.9)	(4.5)
Accounts payable	0.6	(15.2)		14.5	(2.4)
Accrued expenses and other liabilities	6.1	7.3		3.4	3.4
Noncash Expenses included in EBITDA:
Amortization of debt issuance costs	0.6	0.3		1.1	0.5
Provision for doubtful accounts	1.7	2.1		3.0	3.4
Provision for deferred income taxes	6.1	5.4		10.1	8.5
Provision for deferred compensation	0.2	0.2		0.5	0.4
Noncash compensation expense	0.2	--		0.2	--
Cash Expenses Excluded from EBITDA:
Interest expense	(1.8)	(1.3)		(3.8)	(2.5)
Interest and investment income	0.1	0.2		0.2	0.2
Provision for income taxes	(6.1)	(5.4)		(10.1)	(8.5)

Net Cash Provided by (Used in) Operating Activities	$12.2	$(19.	6)	$25.6	$(13.	0)

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Three Months Ended
	Oct. 1, 2004	Oct. 3, 2003
Annualized Return	$70.0	$61.6
Average Committed Capital (h)	260.9	218.2
ROCC (b)	26.8%	28.2%

Return:
Income from continuing operations	$8.8	$8.3
Provision for income taxes	6.1	5.4
Interest expense	1.8	1.3
Amortization of intangible assets	0.9	0.6
Interest and investment income	(0.1)	(0.2)

	$17.5	$15.4

	As of
	Oct. 1, 2004	June 30, 2004	Oct. 3, 2003	June 30, 2003
Average committed capital:
Total assets	$598.3	$603.3	$513.7	$479.8
Less assets excluded:
Cash	(45.6)	(63.1)	(9.6)	(16.1)
Goodwill	(71.6)	(71.6)	(67.6)	(61.1)
Intangibles, net	(12.8)	(10.7)	(9.9)	(5.3)
DTA from sale of Imaging Business	(26.9)	(28.4)	(41.9)	(46.5)

Total liabilities	(353.2)	(361.2)	(261.1)	(235.8)
Plus liabilities excluded:
Revolving line of credit	25.0	35.1	111.9	82.6
Convertible senior notes	150.0	150.0	--	--
Accrued loss on disposal of
discontinued operations	0.4	4.8	1.7	1.6

	$263.6	$258.2	$237.2	$199.2

Average committed capital (h)	$260.9		$218.2

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Six Months Ended
	Oct. 1, 2004	Oct. 3, 2003
Annualized Return	$60.4	$49.6
Average Committed Capital (h)	259.9	216.5
ROCC (b)	23.2%	22.9%

Return:
Income from continuing operations	$14.7	$12.9
Provision for income taxes	10.1	8.5
Interest expense	3.8	2.5
Amortization of intangible assets	1.8	1.1
Interest and investment income	(0.2)	(0.2)

	$30.2	$24.8

	As of
	Oct. 1, 2004	April 2, 2004	Oct. 3, 2003	March 28, 2003
Average committed capital:
Total assets	$598.3	$586.8	$513.7	$471.9
Less assets excluded:
Cash	(45.6)	(58.9)	(9.6)	(19.2)
Goodwill	(71.6)	(69.9)	(67.6)	(61.1)
Intangibles, net	(12.8)	(11.3)	(9.9)	(5.8)
DTA from sale of Imaging Business	(26.9)	(30.5)	(41.9)	(49.1)

Total liabilities	(353.2)	(347.6)	(261.1)	(226.7)
Plus liabilities excluded:
Revolving line of credit	25.0	35.0	111.9	83.0
Convertible senior notes	150.0	150.0	--	--
Accrued loss on disposal of
discontinued operations	0.4	2.5	1.7	2.7

	$263.6	$256.1	$237.2	$195.7

Average committed capital (h)	$259.9		$216.5

PSS WORLD MEDICAL, INC.
Footnotes

(a)	EBITDA represents income from continuing operations plus provision for income taxes, interest expense, depreciation, and amortization of intangible assets, less interest and investment income. Management reviews EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes EBITDA is an important measure of liquidity.

(b)	ROCC equals return divided by average committed capital. Return is annualized for quarterly calculations. Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(c)	DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and end of the most recent four quarters divided by five. Average daily net sales are net sales for the most recent four quarters divided by 360.

(d)	DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and end of the most recent four quarters divided by five. Average daily COGS is quarterly COGS for the most recent four quarters divided by 360.

(e)	DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and end of the most recent four quarters divided by five.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(h)	Average committed capital equals the sum of the committed capital of the most recent two quarters, divided by two.